SCHEDULE A

                            (as of November 1, 2019)

                                     FUNDS

--------------------------------------------------------------------------------
                                            ANNUAL RATE OF
                                            AVERAGE DAILY
Series                                      NET ASSETS          EFFECTIVE DATE
--------------------------------------------------------------------------------
First Trust Low Duration Strategic
Focus ETF                                       0.20%           12/19/2018
--------------------------------------------------------------------------------
First Trust Cboe Vest U.S. Equity
Buffer ETF - August                             0.85%           11/1/2019
--------------------------------------------------------------------------------
First Trust Cboe Vest U.S. Equity
Deep Buffer ETF - August                        0.85%           11/1/2019
--------------------------------------------------------------------------------
First Trust Cboe Vest U.S. Equity
Buffer ETF - November                           0.85%           11/1/2019
--------------------------------------------------------------------------------
First Trust Cboe Vest U.S. Equity
Deep Buffer ETF - November                      0.85%           11/1/2019
--------------------------------------------------------------------------------